Exhibit 99.2

First Interstate BancSystem

NOVEMBER 17, 2016

FIRST INTERSTATE EXPANDS INTO GROWTH MARKETS OF THE NORTHWEST WITH ACQUISITION OF CASCADE BANCORP

Safe Harbor

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of First Interstate BancSystem, Inc. and Cascade Bancorp may not be combined successfully, or such combination may take longer to accomplish than expected; (2) the cost savings from the merger may not be fully realized or may take longer to realize than expected; (3) operating costs, customer loss and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected; (4) governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; (5) the companies’ shareholders may not approve the merger; (6) adverse governmental or regulatory policies may be enacted;

(7) the interest rate environment may further compress margins and adversely affect net interest income; (8) continued diversification of assets and adverse changes to credit quality; (9) difficulties associated with achieving expected future financial results; (10) competition from other financial services companies in First Interstate’s and Cascade Bancorp’s markets; or (11) an economic slowdown that would adversely affect credit quality and loan originations. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the reports of First Interstate and Cascade Bancorp (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available at the SEC’s Internet site (www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to First Interstate or Cascade Bancorp or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, First Interstate does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

First Interstate BancSystem

Important Additional Information

This communication is being made with respect to the proposed transaction involving First Interstate and Cascade Bancorp. This material is not a solicitation of any vote or approval of the First Interstate or Cascade Bancorp shareholders and is not a substitute for the joint proxy statement/prospectus or any other documents that First Interstate and Cascade Bancorp may send to their respective shareholders in connection with the proposed Merger. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities.

In connection with the proposed Merger, First Interstate will file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of First Interstate and Cascade Bancorp and a prospectus of First Interstate, as well as other relevant documents concerning the proposed Merger. Before making any voting or investment decisions, investors and shareholders are urged to read the Registration Statement and the joint proxy statement/prospectus regarding the proposed Merger, as well as any other relevant documents filed with the SEC and any amendments or supplements to those documents, because they will contain important information. Both First Interstate and Cascade Bancorp will mail the joint proxy statement/prospectus to their respective shareholders. Shareholders are also urged to carefully review and consider each of First Interstate’s and Cascade Bancorp’s public filings with the SEC, including, but not limited to, their Annual Reports on Form 10-K, their proxy statements, their Quarterly Reports on Form 10-Q, and their Current Reports on Form 8-K. Copies of the Registration Statement and joint proxy statement/prospectus and other filings incorporated by reference therein, as well as other filings containing information about First Interstate and Cascade Bancorp, may be obtained as they become available at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from First Interstate at www.fibk.com or from Cascade Bancorp at www.botc.com.

First Interstate, Cascade Bancorp and certain of their respective directors and executive officers, under the SEC’s rules, may be deemed to be participants in the solicitation of proxies of First Interstate’s and Cascade Bancorp’s shareholders in connection with the proposed transaction. Information about the directors and executive officers of First Interstate and their ownership of First Interstate common stock is set forth in the proxy statement for First Interstate’s 2016 Annual Meeting of Shareholders, as filed with the SEC on Schedule 14A on April 4, 2016. Information about the directors and executive officers of Cascade

Bancorp and their ownership of Cascade Bancorp’s common stock is set forth in the proxy statement for Cascade Bancorp Corporation’s 2016 Annual Meeting of Shareholders, as filed with the SEC on a Schedule 14A on April 13, 2016. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed Merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

First Interstate BancSystem

Building the Foundation for a Transformative Deal

    Chief Credit Officer: Steve Yose (Previously head of NW region Credit Administration for KeyBank)

    General Counsel: Kirk Jensen (Bank regulatory and compliance expertise)

People     Chief Banking Officer: Bill Gottwals (Previously at U.S. Bank)

    Head of Human Resources: Mike Cherwin (Previously at Wintrust)

    Development of talented internal employees for executive positions

    M&A execution honed through three successful acquisitions and integrations in last three years

    Board-level Risk Committee established

Processes     Enhanced credit administration policies and procedures

    Enhanced residential mortgage process

    Enhanced enterprise risk management and compliance processes

    Investments made to enhance efficiency and improve scalability

Technology     New digital banking platform launched in October 2016

    New systems rolled out for General Ledger, A/P, Reporting and Human Resources management

    First Interstate BancSystem

Transaction Highlights

    Geographic diversification into attractive, high-growth markets in Pacific Northwest

    Leading market position in Bend, OR and Boise, ID

Strategically     Opportunity for growth in Portland, OR and Seattle, WA

Compelling     Strong deposit franchise with 0.09% cost of deposits and 97% core deposits

    Allows FIBK to continue to be a high performing bank with greater potential earnings growth

    Financially attractive transaction with conservative assumptions

    8-10% EPS accretion

Strong

    Tangible Book Value per share earnback of 5 years using crossover method

Transaction

Economics     15+% IRR

    Positive operating leverage from over $12 billion in assets pro forma

    All metrics reported net of revenue and cost impact of crossing $10 billion in assets

    Strong understanding of markets, lending products and approach to relationship banking

    Similar credit cultures focused on conservative underwriting with high quality, low risk portfolio

Low Execution

Risk     Comprehensive due diligence process completed

    Prior successful completion and integration of acquisitions

    FIBK readiness for enhanced regulatory oversight from crossing $10 billion in assets5

    First Interstate BancSystem

# Overview of Cascade Bancorp
## As of September 30, 2016

### Highlights

- Cascade Bancorp is the bank holding company of Bank of the Cascades, an Oregon-chartered bank formed in 1977
- Leading community bank in Central Oregon, Southern Oregon and Boise; growth opportunity in Seattle & Portland
- 8th largest bank based in vibrant growth markets of Pacific Northwest
- Consistent double digit organic loan and revenue growth
- Deep local market relationships with low cost deposit base

### Dominant Community Bank in Bend and Boise

Bend, OR

- #1 by Forbes' The Best Small Cities For Business And Careers[1]
- #1 job growth rate in U.S. (6.6%) in 2015[1]
- #5 net migration rate among small MSAs over past 5 years[1]

Boise, ID

- #13 by Forbes' Best Places For Business And Careers[1]
- 3rd largest MSA in Pacific Northwest
- Center for high-tech, agribusiness and manufacturing

### Cascade Bancorp Overview

| | |
|---|---|
| Headquarters | Bend, Oregon |
| Footprint | 50 branches / 3 states |
| Assets | $3.2 billion |
| Gross Loans | $2.1 billion |
| Deposits | $2.7 billion |
| Common Equity | $367 million |

### Loan and Deposit Composition



Consumer 2%
Other 2%
1-4 Family 23%
CRE 43%
C&D 9%
C&I 17%
Multi-family 4%

**Loans: $2,069mm**



CDs 8%
Transaction 57%
Savings & MMDA 35%

**Deposits: $2,745mm**

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1. Forbes survey of The Best Places For Business And Careers.

First Interstate BancSystem

# Attractive, High-Growth Pacific Northwest Markets

Cascade Bancorp has top market share in high-growth Pacific Northwest markets



Cascade
First Interstate
Seattle
Tacoma
Olympia
Spokane
Glacier National Park
Missoula
MT
Selway-Bitterroot Wilderness
WA
Helena
Billings
ND
Bismarck
Portland
Salem
ID
SD
Rapid City
Pierre
Yellowstone National Park
Bend
Eugene
OR
Boise
Casper
WY
Medford
Cheyenne
NE

| | Market Rank | Branches | Deposits ($ mm) | Deposit % of PF Total | Projected Growth (2017-2022) Population | HHI |
|---|---|---|---|---|---|---|
| **Top 3 MSAs** | | | | | | |
| Bend-Redmond, OR | 1 | 8 | $914 | 9.3 % | 7.9 % | 14.0 % |
| Boise, ID | 4 | 13 | 568 | 5.8 | 7.6 | 9.7 |
| Medford, OR | 8 | 5 | 212 | 2.2 | 5.0 | 12.1 |
| **Selected Other Cascade MSAs** | | | | | | |
| Portland, OR | - | 1 | 116 | 1.2 | 6.4 | 8.5 |
| Seattle, WA | - | 3 | 101 | 1.0 | 7.1 | 11.7 |
| **Cascade Total** | | 50 | $2,662 | 27.1 % | 6.3 % | 11.0 % |
| **First Interstate Total** | | 81 | $7,156 | 72.9 % | 4.6 % | 8.1 % |
| **First Interstate Pro Forma** | | 131 | $9,819 | | 5.1 % | 8.9 % |
| **National Average** | | | | | 3.8 % | 7.3 % |

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Source: SNL Financial, FDIC deposit data as of June 30, 2016.

First Interstate BancSystem

High Quality, Low Risk Loan Portfolio

As of September 30, 2016

Cascade Bancorp Loan Portfolio Overview    Organic Loan Growth

    $2,069

16% organic loan growth over the last year

    $1,613

30% of loans floating with Prime or LIBOR$1,543

    $1,468

#1 small business lender Bend MSA$1,418

    $1,389

#4 small business lender Boise MSA

Consistently a top SBA lender in Oregon and Idaho

    3Q154Q151Q162Q163Q16

First Interstate    Cascade BancorpPro Forma2

    Other

Consumer    OtherConsumer OtherConsumer7%

    8%2%2%

17%    13%

    1-4 Family

    23%

    CRECRE

    CRE43%1-4 Family32%

1-4 Family     28%23%

23%

    C&D

    9%

    Multi-C&DMulti-

C&D    C&I familyC&IMulti-9%C&Ifamily

9%    13%2%17%family14%2%

    4%

Total: $5,531mm    Total: $2,069mmTotal: $7,600mm

Yield on Loans: 4.82%    Yield on Loans: 4.14%Yield On Loans: 4.63%8

1.    Includes acquired loans.

2.    Pro forma as of 9/30/2016; excludes growth and purchase-accounting adjustments.

    First Interstate BancSystem

Low Cost Deposit Base

As of September 30, 2016

    Cascade Bancorp Deposit OverviewCost of Deposits

0.09% cost of deposits – best quartile among peers0.27%

35% non-interest bearing deposits0.17%

    0.15%

57% transaction deposits

    0.09%

96% core deposits1

CDs comprise 9% of deposits

    FIBKCascadePro FormaFIBK Peers 2

    First InterstateCascade BancorpPro Forma3

    CDsCD

    CDs13%

    8%

    15%

    Savings &

Savings &     MMDASavings &

MMDA    Transaction 35%TransactionMMDATransaction

    56%57%57%

29%    30%

    Total: $7,329mmTotal: $2,745mmTotal: $10,074mm

1. Core deposits excludes jumbo time deposits.

2. Peers include all U.S. banks with $10 to $25 billion dollars in total assets.

3. Pro forma as of 9/30/2016; excludes growth and purchase-accounting adjustments.     First Interstate BancSystem

Summary of Deal Terms

0.14864 FIBK Class A common shares (11.3mm FIBK shares) and $1.91 cash per Cascade Bancorp share

Consideration and

Deal Value1    o Implied purchase price of $7.60 per share and 75% FIBK Class A common and 25% cash

$589mm in aggregate value

20.1x Price / 2017E Earnings Per Share

Pricing Ratios    o 12.9x Price / 2017E Adjusted Earnings Per Share with fully phased cost synergies

2.15x Tangible Book Value as of September 30, 2016

Post-Merger

Economic Ownership    o 80% FIBK / 20% Cascade Bancorp

Board Seats    o Two Cascade Bancorp Board members to join FIBK Board following the closing of the transaction

Voting agreements from 42% of FIBK and 53% of Cascade Bancorp shareholders

Required Approvals

Customary regulatory approvals

Anticipated Closing    o Mid-year 2017

1. Implied purchase price, stock/cash split and aggregate value based on FIBK closing price of $38.30 per share on November 16, 2016.

    First Interstate BancSystem

# Financial Impact and Assumptions

| Financial Impact to FIBK | |
|---|---|
| **EPS Accretion** | ○ 8+% accretive to EPS in 2018 and 10% longer term |
| **TBV Impact** | ○ 8.8% Tangible Book Value dilution per share<br>○ 5 years of earnback using crossover method |
| **Internal Rate of Return** | ○ 15+% |

| Assumptions[1] | |
|---|---|
| **Cost Savings** | ○ 28% of Cascade Bancorp's run-rate core non-interest expenses<br>○ 75% realized in second half 2017 and 100% thereafter |
| **One-time Deal Costs** | ○ Restructuring charge of $40mm |
| **Fair Market Value and Accounting Adjustments** | ○ Credit Mark: -$25mm gross mark; Rate mark: -$9mm offset by $4mm reversal of existing fair value marks<br>○ Other Marks: +$6mm including securities, PP&E and other adjustments<br>○ CDI: $41mm amortized using sum of years digits over 10 years |
| **Durbin Impact** | ○ $8.0mm annual revenue loss to FIBK beginning Q3 2018<br>○ $3.5mm annual revenue loss to Cascade Bancorp beginning Q3 2018 |

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1. Pre-tax amounts.

First Interstate BancSystem

FIBK and Pro Forma Key Performance Metrics

    AssetsEfficiency Ratio

($ in millions)

    $12,14958.1%

    (260 bps)

$8,974

    (330 bps)

9/30/2016    Pro Forma 19/30/2016Pro Forma Impact 2

    ROATAROATCE

    +4 bps+220 bps

1.18%

    +2 bps13.7%

    +150 bps

    29/30/2016Pro Forma Impact 2

9/30/2016    Pro Forma Impact

1.    Pro forma as of 9/30/2016; excludes growth and purchase-accounting adjustments.

2.    Pro Forma Impact reflects change in metric expected in 2018 and future years.

    First Interstate BancSystem

First Interstate BancSystem

Disciplined and Experienced Acquirer

Thorough

Due Diligence Process

Crossing

$10 Billion

Comprehensive Due Diligence and Preparation

oFirst Interstate management and employees have significant acquisition and integration experience

oThree successful acquisitions in the last three years

oFlathead acquisition already integrated and systems converted

oComprehensive due diligence process led by First Interstate’s integration teams

oExtensive credit due diligence, including thorough loan file review and credit re-underwriting

oReviewed 75% of Commercial and Commercial Real Estate loans

oReviewed 100% of criticized loans over $250k and 100% of OREO

oDetailed review of cost structure and expected synergies

oConservative earnings expectations for Cascade Bancorp compared to consensus estimates

oThorough review of all regulatory, compliance, legal and operational risks

oPrepared for regulatory requirements associated with crossing $10 billion in assets

oDevelopment of infrastructure for additional regulatory requirements

oExpect Durbin impact starting in July 2018

oExpect first DFAST submission in July 2019

# Cascade Strengthens Outlook for First Interstate

| | |
|---|---|
| **Benefits of Operating Leverage** | ○ Strong earnings contribution from Cascade Bancorp fully realized in 2018<br>○ 8-10% Earnings Per Share accretion with conservative assumptions<br>○ Transaction cost savings result in improved pro forma efficiency ratio<br>○ Capitalize on FIBK's investment in people, processes and technology |
| **Opens New Markets for Growth** | ○ Extends distribution network into higher growth markets in Pacific Northwest<br>○ Becomes the leading independent bank in attractive Bend, OR and Boise, ID markets<br>○ Opportunity to accelerate growth in Portland, OR and Seattle, WA markets<br>○ Geographic diversification reduces balance sheet risk |
| **Crossing $10 Billion with Scale** | ○ $3+ billion of additional, low-risk assets to offset regulatory impact of crossing $10 billion mark<br>○ Prepared for enhanced regulatory oversight, including DFAST and CFPB regulation<br>○ Transaction metrics include acceleration of regulatory costs, Durbin impact and FDIC surcharge |

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First Interstate BancSystem